Exhibit 99.1

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On May 1, 2017, Nuverra Environmental Solutions, Inc. (“the Company”) and certain of its material subsidiaries (collectively with the Company, the “Nuverra Parties”) filed voluntary petitions under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to pursue prepackaged plans of reorganization (together, and as amended, the “Plan”). On July 25, 2017, the Bankruptcy Court entered an order confirming the Plan. The Plan became effective on August 7, 2017 (the “Effective Date”), when all remaining conditions to the effectiveness of the Plan were satisfied or waived. Although the Nuverra Parties emerged from bankruptcy on the Effective Date, the bankruptcy cases will remain pending until closed by the Bankruptcy Court.

The unaudited pro forma condensed consolidated statements of operations are presented for the year ended December 31, 2016, and for the six months ended June 30, 2017. The unaudited pro forma condensed consolidated balance sheet is presented as of June 30, 2017. The unaudited pro forma condensed consolidated statements of operations have been prepared giving effect to the adjustments described below as if the transactions and related events that occurred in connection with the effectiveness of the Plan had occurred on January 1, 2016. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 has been prepared giving effect to the adjustments described below as if the transactions and related events that occurred in connection with the effectiveness of the Plan had occurred on June 30, 2017. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statement of operations for the six months ended June 30, 2017 should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2017. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Effective Date had occurred on the dates indicated, nor are such financial statements necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments, as described in the accompanying notes, are based upon currently available information. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Plan becoming effective, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2016 and the six months ended June 30, 2017, expected to have a continuing impact on the Company’s consolidated results.

References herein to “Successor” or “Successor Company” relate to the financial position and results of operations of the reorganized Company subsequent to July 31, 2017. References to “Predecessor” or “Predecessor Company” refer to the financial position and results of operations of the Company on and prior to July 31, 2017.

Reorganization Adjustments

The “Reorganization Adjustments” column of the Pro Forma Financial Information gives effect to the consummation of the Plan, including the following transactions on the Effective Date:

•
New First Lien Credit Agreement: The Company entered into a new $45.0 million First Lien Credit Agreement by and among the lenders party thereto, ACF FinCo I, LP, as administrative agent, and the Company, pursuant to which the lenders thereunder agreed to extend the Company a $30 million senior secured revolving facility (the “Successor Revolving Facility”) and a $15.0 million senior secured term loan facility (the “Successor First Lien Term Loan”);

•
New Second Lien Term Loan Credit Agreement: The Company entered into a new $26.8 million Second Lien Term Loan Credit Agreement by and among the lenders party thereto, Wilmington Savings Fund Society, FSB, as administrative agent, and the Company, pursuant to which the lenders thereunder extended the Company a $26.8 million second lien term loan facility (the “Successor Second Lien Term Loan”);

•
Conversion of 2021 Notes to New Equity: The Company issued 7,900,000 shares of common stock of the reorganized Company to the holders of the Company’s 12.5%/10.0% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”);

•
Issuance of New Equity to Satisfy Claims: The Company issued 100,000 shares of common stock of the reorganized Company to the Affected Classes (as defined in the Plan) and issued 3,695,580 shares of common stock of the reorganized Company to holders of Supporting Noteholder Term Loan Claims (as defined in the Plan) and to the Credit Agreement Lenders for the Exit Financing Commitment Fee (as defined in the Plan);

•
New Warrants: The Company issued 118,137 warrants to purchase common stock of the reorganized Company, with an exercise price of $39.82 per share and an exercise term expiring seven years from the Effective Date;

•
AWS Settlement: The Company will enter into a settlement whereby certain Nuverra Parties will transfer to the holders of the AWS Note (as defined herein), their water treatment facility in the Marcellus Shale area, including all assets related to the operations of the water treatment facility in “as-is, where-is” condition, together with $75,000 for reimbursement of certain costs and deferred maintenance;

•
Ideal Oilfield Disposal LLC Settlement: The Company entered into a settlement agreement with Ideal Oilfield Disposal, LLC whereby the $8.5 million contingent claim was replaced with an obligation on the part of the applicable Nuverra Party to transfer $0.5 million to the counterparties upon emergence from chapter 11, and $0.5 million when the counterparties deliver the required permits and certificates necessary for the issuance of the second special waste disposal permit;

•
Cash Payment of Certain Claims: The Company paid in full in cash all administrative expense claims, priority tax claims, priority claims, DIP Revolving Facility claims, and all undisputed, non-contingent customer, vendor, or other obligations not specifically compromised under the Plan; and

•
Cancellation of Old Equity: All shares of the Company’s pre-Effective Date common stock and all other previously issued and outstanding equity interests in the Company, and any rights of any holder in respect thereof, were canceled and discharged and all agreements, instruments, and other documents evidencing, relating to or connected with the Company’s pre-Effective Date common stock and all other previously issued and outstanding equity interests of the Company, and any rights of any holder in respect thereof, were canceled and discharged and of no further force or effect.

In addition, the “Reorganization Adjustments” column of the Pro Forma Financial Information also gives effect to the termination of the following agreements on the Effective Date, and all outstanding interests and obligations thereunder:

•
Amended and Restated Credit Agreement, as amended through the Fourteenth Amendment thereto, dated as of February 3, 2014, by and among Wells Fargo Bank, National Association, the lenders named therein, and the Company;

•	Term Loan Credit Agreement, as amended through the Ninth Amendment thereto, dated as of April 15, 2016, by and among Wilmington, the lenders named therein, and the Company;

•	Indenture governing the Company’s 9.875% Senior Notes due 2018 (the “2018 Notes”), dated April 10, 2012, among the Company, its subsidiaries, and The Bank of New York Mellon, N.A.;

•	Indenture governing the Company’s 2021 Notes, dated April 15, 2016, among the Company, Wilmington, and the guarantors party thereto;

•	Debtor-in-Possession Credit Agreement, dated as of April 30, 2017 and effective as of May 3, 2017, by and among the Company, the lenders party thereto, Wells Fargo, and other agents party thereto; and

•	Debtor-in-Possession Term Loan Credit Agreement, dated as of April 30, 2017, by and among the Company, the lenders party thereto, and Wilmington.

Fresh Start Accounting

In connection with our emergence from chapter 11 on the Effective Date, we applied the provisions of fresh start accounting, pursuant to FASB ASC 852, Reorganizations (“ASC 852”), to our consolidated financial statements. We qualified for fresh start accounting as (i) the holders of existing voting shares of the Predecessor Company received less than 50% of the voting shares of the emerging entity and (ii) the reorganization value of our assets immediately prior to confirmation was less than the post-petition liabilities and allowed claims.

Fresh start accounting reflects the value of the Successor Company as determined in the confirmed Plan. Under fresh start accounting, asset values are remeasured and allocated based on their respective fair values in conformity with the purchase method of accounting for business combinations in FASB ASC 805, Business Combinations. Liabilities existing as of the Effective Date, other than deferred taxes, were recorded at the present value of amounts expected to be paid using appropriate risk adjusted interest rates. Deferred taxes were determined in conformity with applicable accounting standards. Predecessor accumulated depreciation, accumulated amortization, and accumulated deficit were eliminated. Reorganization value represents the fair value of the Successor Company’s assets before considering liabilities. The excess reorganization value over the fair value of identified tangible and intangible assets is reported as goodwill.

In the disclosure statement associated with the Plan, which was confirmed by the Bankruptcy Court, we estimated a range of enterprise values between $270.0 million and $335.0 million, with a midpoint of $302.5 million. We deemed it appropriate to use the midpoint between the low end and high end of the range to determine the final enterprise value of $302.5 million utilized for fresh start accounting.

The estimated enterprise value and the equity value are highly dependent on the achievement of the future financial results contemplated in the projections that were set forth in the Plan. The estimates and assumptions made in the valuation are inherently subject to significant uncertainties. The primary assumptions for which there is a reasonable possibility of occurrence of a variation that would have significantly affected the reorganization value include the assumptions regarding revenue growth, operating expenses, the amount and timing of capital expenditures and the discount rate utilized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
UNAUDITED PRO FORMA CONSENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2017
(in thousands)

		Pro Form Adjustments				Pro Forma
	Predecessor	Reorganization		Fresh Start		Condensed
	Company	Adjustments		Adjustments		Consolidated

Assets
Cash and cash equivalents	$1,205	$10,269	A	$—		$11,474
Restricted cash	4,828	(206)	B	—		4,622
Accounts receivable, net	28,215	—		—		28,215
Inventories	3,980	—		—		3,980
Prepaid expenses and other receivables	3,244	282	C	—		3,526
Other current assets	6,163	(5,500)	C	—		663
Assets held for sale	631	3,913	D	—		4,544
Total current assets	48,266	8,758		—		57,024
Property, plant and equipment, net	268,785	(8,678)	D	30,869	P	290,976
Equity investments	59	—		—		59
Intangibles, net	13,268	(763)	D	(11,723)	Q	782
Goodwill	—	—		19,826	R	19,826
Other assets	339	—		—		339
Total assets	$330,717	$(683)		$38,972		$369,006

Liabilities and Shareholders’ Equity (Deficit)
Accounts payable	$6,293	$3,608	E	$—		$9,901
Accrued liabilities	27,351	(12,137)	F	(298)	S	14,916
Current contingent consideration	—	1,000	G	—		1,000
Current portion of long-term debt	35,230	(31,891)	H	—		3,339
Derivative warrant liability	—	717	I	—		717
Other current liabilities	—	3,913	J	—		3,913
Total current liabilities	68,874	(34,790)		(298)		33,786
Deferred income taxes	495	—		(314)	T	181
Long-term debt	2,517	35,000	K	1,053		38,570
Long-term contingent consideration	—	—		—		—
Other long-term liabilities	3,689	(461)	L	3,050	U	6,278
Liabilities subject to compromise	479,338	(479,338)	M	—		—
Total liabilities	554,913	(479,589)		3,491		78,815
Commitments and contingencies
Shareholders’ deficit:
Common stock (Successor)	—	117	N	—		117
Additional paid-in-capital (Successor)	—	290,074	N	—		290,074
Common stock (Predecessor)	152	—		(152)	V	—
Additional paid-in capital (Predecessor)	1,408,288	—		(1,408,288)	V	—
Treasury stock (Predecessor)	(19,809)	—		19,809	V	—
(Accumulated deficit) retained earnings	(1,612,827)	188,715	O	1,424,112	W	—
Total shareholders’ equity (deficit)	(224,196)	478,906		35,481		290,191
Total liabilities and shareholders’ equity (deficit)	$330,717	$(683)		$38,972		$369,006

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2017
(in thousands)

		Pro Form Adjustments				Pro Forma
	Predecessor	Reorganization		Fresh Start		Condensed
	Company	Adjustments		Adjustments		Consolidated
Revenue:
Non-rental revenue	$72,956	$—		$—		$72,956
Rental revenue	7,805	—		—		7,805
Total revenue	80,761	—		—		80,761
Costs and expenses:
Direct operating expenses	69,114	(644)	X	—		68,470
General and administrative expenses	21,226	(8,804)	X	—		12,422
Depreciation and amortization	24,978	—		19,337	BB	44,315
Total costs and expenses	115,318	(9,448)		19,337		125,207
Operating loss	(34,557)	9,448		(19,337)		(44,446)
Interest expense, net	(19,546)	17,543	Y	—		(2,003)
Other income, net	4,240	—		—		4,240
Reorganization items, net	(5,704)	5,704	Z	—		—
(Loss) income before income taxes	(55,567)	32,695		(19,337)		(42,209)
Income tax benefit	18	—		—		18
Net (loss) income	$(55,549)	$32,695		$(19,337)		$(42,191)

Earnings per common share:
Net loss per basic and diluted common share	$(0.37)					$(3.61)

Weighted average shares outstanding:
Basic and diluted	150,938					11,696

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
(in thousands)

		Pro Form Adjustments				Pro Forma
	Predecessor	Reorganization		Fresh Start		Condensed
	Company	Adjustments		Adjustments		Consolidated
Revenue:
Non-rental revenue	$139,886	$—		$—		$139,886
Rental revenue	12,290	—		—		12,290
Total revenue	152,176	—		—		152,176
Costs and expenses:
Direct operating expenses	129,624	—		—		129,624
General and administrative expenses	37,013	—		—		37,013
Depreciation and amortization	60,763	—		12,575	BB	73,338
Impairment of long-lived assets	42,164	—		—		42,164
Total costs and expenses	269,564	—		12,575		282,139
Operating loss	(117,388)	—		(12,575)		(129,963)
Interest expense, net	(54,530)	50,283	Y	—		(4,247)
Other income (expense), net	5,778	(7,500)	AA	—		(1,722)
Loss on extinguishment of debt	(674)	—		—		(674)
(Loss) income before income taxes	(166,814)	42,783		(12,575)		(136,606)
Income tax expense	(807)	—		—		(807)
(Loss) income from continuing operations	(167,621)	42,783		(12,575)		(137,413)
Loss from discontinued operations, net of income taxes	(1,235)	—		—		(1,235)
Net (loss) income	$(168,856)	$42,783		$(12,575)		$(138,648)

Earnings per common share:
Basic and diluted loss from continuing operations	$(1.84)					$(11.75)
Basic and diluted loss from discontinued operations	(0.01)					(0.11)
Net loss per basic and diluted common share	$(1.85)					$(11.85)

Weighted average shares outstanding:
Basic and diluted	90,979					11,696

NUVERRA ENVIRONMENTAL SOLUTIONS, INC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FIANNCIAL INFORMATION

Note 1 - Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial information of Nuverra Environmental Solutions, Inc. assuming the consummation of the Plan had occurred on June 30, 2017 for the unaudited condensed consolidated balance sheet and January 1, 2016 for the unaudited condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Effective Date had occurred on the dates indicated, nor are such financial statements necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments, as described in the accompanying notes, are based upon currently available information. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Plan becoming effective, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2016 and the six months ended June 30, 2017, expected to have a continuing impact on the Company’s consolidated results.

The following are descriptions of the columns included in the accompanying unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations:

Predecessor or Predecessor Company: Represents the historical condensed consolidated balance sheet of the Company as of June 30, 2017, and the historical condensed consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016.

Pro Forma Adjustments: Represents the required adjustments to the condensed consolidated balance sheet as of June 30, 2017 and the condensed consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016, assuming the Plan became effective on June 30, 2017 and January 1, 2016, respectively.

Note 2 - Pro Forma Adjustments

Reorganization Adjustments - Balance Sheet

A. Reflects the cash receipts (payments) from implementation of the Plan:

Receipt of First Lien Term Loan and Second Lien Term Loan Proceeds	$35,000
Payment of debtor in possession revolving facility, including accrued interest and fees	(24,665)
Payment of debtor in possession term loan interest	(82)
Cash payment in association with settlement of the 2018 Notes	(350)
Release of restricted cash to unrestricted cash	206
Refund of professional fees	160
Net Cash Receipts	$10,269

B. Reflects the release of restricted cash to unrestricted cash.

C. Reflects the reclassification of a rental security deposit to prepaid rent (or “Prepaid expenses and other receivables”) from “Other current assets” in connection with settlement of lease claims. Also included in “Other current assets” is the settlement for the lease rejection damages, see below:

Reclassification of a rental security deposit to prepaid rent	$(282)
Settlement for the lease rejection damages	(218)
Pre-draw reserve for paying off the debtor in possession revolving facility	(5,000)
Adjustment to Other current assets	$(5,500)

D. As part of the Plan and settlement of claims, the $7.4 million note payable (or “the AWS Note”) that arose in connection with Appalachian Water Services, LLC (“AWS”), will be settled in exchange for the return of the water treatment facility in the Marcellus Shale area, including all assets related to the operations of the water treatment facility in “as-is, where-is” condition, together with $75,000 for reimbursement of certain costs and deferred maintenance. The adjustments reflect the reclassification of property, plant and equipment exchanged for the release of claims related to the AWS Note from “Property, plant and equipment, net” to “Assets held for sale,” as well as the write-off of intangibles associated with AWS.

Elimination of property, plant and equipment related to AWS settlement	$(8,678)
Elimination of intangible assets related to AWS settlement	(763)
Recognition of assets held for sale on the AWS settlement	3,913
Accrual of cash payment in connection with the AWS settlement (See F)	(75)
Loss on settlement of the AWS note payable	$(5,603)

E. The reorganization adjustment to “Accounts payable” represents the reinstatement of the pre-petition accounts payable that was previously classified as “Liabilities subject to compromise.”

F. The reorganization adjustment to “Accrued liabilities” are noted in the table below.

Accrual of the $75,000 related to the AWS settlement	$75
Write-off of short-term deferred rent related to the Scottsdale Headquarters lease	(330)
Write-off of accrued interest related to the 2018 and 2021 Notes	(11,650)
Decrease in accrued interest for DIP Facilities due to cash payment	(232)
Net decrease in Accrued liabilities	$(12,137)

G. Reflects the contingent consideration due for the Ideal Oilfield Disposal LLC (“Ideal”) settlement. Of the remaining $1.0 million balance due, $0.5 million was paid in August 2017 subsequent to the Effective Date and the other $0.5 million is payable upon delivery of the required permits.

H. Reflects the payment or conversion to equity of the Predecessor Company’s asset based lending facility and debtor in possession credit facilities in connection with emergence on the Effective Date.

I. Reflects the recognition of the derivative warrant liability for the warrants issued in connection with the Plan.

J. Reflects the reclassification of the AWS debt pending the surrender of the AWS assets classified as “Assets held for sale” pursuant to the Plan.

K. Represents the Successor First Lien Term Loan and Successor Second Lien Term Loan at fair value, net of debt issuance costs.

L. Reflects the write-off of long-term deferred rent associated with the Scottsdale headquarters lease, which was rejected and settled as part of the chapter 11 filing.

M. Liabilities subject to compromise were settled as follows in accordance with the Plan:

Outstanding principal amount of 2018 Notes, net of discounts/premiums and debt issuance costs	$(40,020)
Outstanding principal amount of 2021 Notes, net of discounts/premiums and debt issuance costs	(347,658)
Outstanding principal amount of Term Loan, net of discounts/premiums and debt issuance costs	(75,366)
Outstanding principal amount on the AWS note payable	(3,913)
Ideal original contingent consideration	(8,500)
Pre-petition accounts payable	(3,608)
Derivative warrant liability	(273)
Balance of Liabilities subject to compromise	$(479,338)

Reinstatement of pre-petition accounts payable	$3,608
Reinstatement of a portion of the Ideal contingent consideration pursuant to the settlement agreement	1,000
Reinstatement of the AWS note payable pursuant to the settlement agreement	3,913
Payment to the 2018 Noteholders pursuant to the Plan	350
Write-off of accrued interest related to the 2018 and 2021 Notes	(11,650)
Record the issuance of Successor common equity	290,191
Recoveries pursuant to the Plan	$287,412

Net gain on debt discharge	$(191,926)

N. Distribution of 11,695,580 shares of new common stock at a par value of $0.01 per share upon emergence on the Effective Date.

O. Reflects the cumulative impact of the reorganization adjustments on “(Accumulated deficit) retained earnings” discussed above:

Net gain on debt discharge	$191,926
Loss on settlement of the AWS note payable	(5,603)
Write-off of a portion of the Ideal contingent consideration due to settlement	7,500
Pre-draw reserve for paying off the debtor in possession revolving facility	(5,000)
Settlement of the lease rejection claim associated with the Scottsdale Headquarters lease	(218)
Write-off of the deferred rent associated with the Scottsdale Headquarters lease	790
Issuance of warrants to the 2018 Noteholders and other parties pursuant to the Plan	(717)
Refund of professional fees	160
Professional fees related to the reorganization under the Plan	(123)
Net retained earnings impact resulting from implementation of the Plan	$188,715

Fresh Start Adjustments - Balance Sheet

P. Reflects the increase in net book value of property, plant and equipment to estimated fair value.

Q. Reflects the reduction in net book value of intangible assets to estimated fair value.

R. The adjustment represents the reorganization value of assets in excess of amounts allocated to identified tangible and intangible assets, or goodwill.

S. Reflects an adjustment to Accrued liabilities to adjust the environmental liabilities to estimated fair value.

T. Reflects the impact of the reorganization and fresh start adjustments on deferred taxes.

U. Reflects the adjustment to increase the net book value of asset retirement obligations to estimated fair value.

V. Reflects the cancellation of Predecessor equity to (Accumulated deficit) retained earnings.

W. Reflects the cumulative impact of the fresh start accounting adjustments discussed above on (Accumulated deficit) retained earnings as follows:

Property, plant and equipment fair value adjustment	$30,869
Intangible assets fair value adjustment	(11,723)
Reorganization value in excess of amounts allocable to identified assets - Successor goodwill	19,826
Asset retirement obligation fair value adjustment	(3,050)
Environmental liability fair value adjustment	298
Recording the fair value of debt issuance costs for the new Successor First Lien Term Loan and Successor Second Lien Term Loan	(1,053)
Adjustment to deferred income taxes	314
Change in assets and liabilities resulting from fresh start adjustments	$35,481

Elimination of Predecessor common stock to (accumulated deficit) retained earnings	$152
Elimination of Predecessor additional paid-in capital to (accumulated deficit) retained earnings	1,408,288
Elimination of Predecessor treasury stock to (accumulated deficit) retained earnings	(19,809)
Net impact of fresh start adjustments on (accumulated deficit) retained earnings	$1,424,112

Reorganization Adjustments - Statements of Operations

X. These adjustments reflect the elimination of $0.6 million from direct operating expenses and $8.8 million from general and administrative expenses attributable to professional and legal fees related to the chapter 11 cases that were incurred prior to the May 1, 2017 filing date.

Y. These adjustments reflect the elimination of interest expense for the Predecessor’s asset based revolving credit facility, 2018 Notes, 2021 Notes, term loan, AWS Note and debtor in possession facilities, offset by the addition of the interest expense related to the Successor First Lien Term Loan, Successor Second Lien Term Loan, and Successor Revolving Facility.

Z. The adjustment reflects the elimination of $5.7 million of reorganization items attributable to professional and legal fees related to the chapter 11 cases that were incurred after the May 1, 2017 filing date.

AA. Represents the fair value adjustment to reduce the Ideal contingent consideration by $7.5 million down to the $1.0 million agreed to in the settlement.

Fresh Start Adjustments - Statements of Operations

BB. These adjustments reflect the depreciation and amortization based upon the estimated fair values of the Successor’s property, plant and equipment and intangible assets as determined by fresh start accounting, partially offset by the elimination of the Predecessor’s depreciation and amortization.